EXHIBIT 10.2
                               INDENTURE AGREEMENT




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                                TABLE OF CONTENTS



SECTION 1. AUTHORIZATION OF NOTE..........................................  1
     (a)   The Note.......................................................  1
     (b)   Authorization..................................................  1

SECTION 2. SALE AND PURCHASE OF NOTE......................................  2

SECTION 3. CLOSING........................................................  2

SECTION 4. CONDITIONS TO CLOSING..........................................  2
     (a)   Representations and Warranties Correct.........................  2
     (b)   Performance; No Default........................................  2
     (c)   Closing Certificate............................................  2
     (d)   Opinion of Company's Counsel...................................  2
     (e)   Proceedings and Documents......................................  2

SECTION 5. REPRESENTATIONS AND WARRANTIES.................................  3
     (a)   Organization, Standing, Etc., of the Company...................  3
     (b)   Subsidiaries...................................................  3
     (c)   Qualification..................................................  4
     (d)   Disclosure, Etc................................................  4
     (e)   Financial Statements...........................................  4
     (f)   Changes, Etc...................................................  5
     (g)   Tax Returns and Payments.......................................  5
     (h)   Indebtedness, Etc..............................................  5
     (i)   Title to Properties; Liens.....................................  6
     (j)   Litigations, Etc...............................................  6
     (k)   Compliance with Other Instruments, Etc.........................  6
     (l)   Governmental Consent...........................................  7
     (m)   Investment Company Act Status..................................  7
     (n)   Patents, Trademarks, Etc.......................................  7
     (o)   Offer of Note..................................................  7
     (p)   Regulation G, Etc..............................................  8
     (q)   Foreign Credit Restraints......................................  8
     (r)   Employee Retirement Income Security Act of 1974................  8
     (s)   Brokers, Etc...................................................  8
     (t)   No Defaults....................................................  8
     (u)   Compliance With Laws; Licenses.................................  9

SECTION 6. USE OF PROCEEDS................................................  9




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SECTION 7. ACCOUNTING; FINANCIAL STATEMENTS AND OTHER
           INFORMATION....................................................  9

SECTION 8. INSPECTION..................................................... 12

SECTION 9.A.PREPAYMENT OF NOTES........................................... 13

SECTION 9.B.CHANGE OF CONTROL............................................. 13

SECTION 10. RESTRICTED PAYMENTS AND OTHER RESTRICTIONS.................... 15

SECTION 11. RESTRICTIONS ON FUNDED INDEBTEDNESS........................... 17

SECTION 12. MORTGAGES, LIENS, ETC......................................... 18

SECTION 13. CONSOLIDATION AND MERGER...................................... 19

SECTION 14. SALE OF ASSETS................................................ 20

SECTION 15. SECURITIES OF SUBSIDIARIES.................................... 20

SECTION 16. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES................. 20

SECTION 17. PRESERVATION OF CORPORATE EXISTENCE, COMPLIANCE
            WITH LAWS, ETC................................................ 20

SECTION 18. MAINTENANCE OF PROPERTIES; INSURANCE.......................... 21

SECTION 19. PAYMENT OF TAXES, ETC......................................... 21

SECTION 20. MAINTENANCE OF OFFICE OR AGENCY............................... 22

SECTION 21. EXCHANGE AND REPLACEMENT OF NOTES............................. 22

SECTION 22. EVENTS OF DEFAULT; ACCELERATION............................... 23

SECTION 23. ADDITIONAL REMEDIES ON DEFAULTS, ETC.......................... 25

SECTION 24. DEFINITIONS................................................... 25

SECTION 25. EXPENSES, ETC................................................. 31




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SECTION 26. SURVIVAL OF AGREEMENTS, ETC................................... 31

SECTION 27. AMENDMENTS AND WAIVERS........................................ 31

SECTION 28. PURCHASE FOR INVESTMENT....................................... 32

SECTION 29. PAYMENTS ON NOTES; NOTICE OF SALE, ETC........................ 32

SECTION 30. NOTICES, ETC.................................................. 32

SECTION 31. REPRODUCTION OF DOCUMENTS..................................... 33

SECTION 32. MISCELLANEOUS................................................. 33

EXHIBIT A      NOTE....................................................... 36

EXHIBIT B      OPINION OF GORDON, FEINBLATT............................... 38

EXHIBIT C      SUBSIDIARIES............................................... 42

EXHIBIT D      FUNDED INDEBTEDNESS........................................ 43

EXHIBIT E      LIENS...................................................... 44

EXHIBIT F      TRADEMARK CONFLICTS........................................ 45

SCHEDULE I     SPECIAL ADDRESS FOR PAYMENTS............................... 46





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                                    INDENTURE

         THIS INDENTURE (this "Agreement"), dated as of this 23rd day of April, 1998 between MASON-DIXON BANCSHARES, INC., a Maryland corporation, (the "Company") having its principal place of business at 45 West Main Street, Westminster, Maryland 21158, and T. ROWE PRICE NEW INCOME FUND, INC. (referred to herein as "you"), having its principal office at 100 East Pratt Street, Baltimore, Maryland 21202.

                                    RECITALS

         WHEREAS, the Company has authorized the execution and delivery of this Agreement to provide for the issuance of its senior unsecured note or notes in the aggregate principal amount of Twenty Million Dollars ($20,000,000.00), Series A (herein called the "Note"). THE NOTE OR NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY; and

         WHEREAS, all things necessary to make this Agreement a valid and legally binding Agreement of the Company in accordance with its terms have been done.

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the Note by you, and intending to be legally bound hereby, the Company hereby agrees as follows:

SECTION 1.  AUTHORIZATION OF NOTE.

         (a) The Note. The principal balance of the Note outstanding from time to time shall accrue interest at the rate of 7.48 % per annum. Upon an "Event of Default," as defined in Section 22, the rate of interest shall increase by one hundred and fifty (150) basis points above the rate of interest otherwise applicable, independent of whether you elect to accelerate the unpaid principal balance as a result of such default. Such default interest rate shall continue until all defaults are cured. All amounts outstanding under the Note (including accrued interest, late payment fees and charges, and the Make-Whole Amount) shall, subject to the terms hereof and thereof, be payable as provided herein and in the Note; provided, however, that all sums payable hereunder and under the Note shall be repaid in full ten (10) years from the date of this Agreement.

         (b) Authorization. The Company has authorized the issuance and sale to you of the Note. The Company has full power and authority to enter into this Agreement, to issue the Note, to make the borrowings thereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided herein, all of which have been duly authorized by all necessary and proper corporate and other action. No consent or approval of any person, including without limitation, stockholders of the Company or any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof. This Agreement has been duly and


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properly  executed by the  Company,  constitutes  the valid and legally  binding obligation of the Company and is fully enforceable against the Company in accordance with its terms, subject only to the laws affecting the right of creditors generally and principles of equity.

SECTION 2.  SALE AND PURCHASE OF NOTE.

         The Company agrees to sell and you agree to purchase the Note in the form attached hereto as Exhibit A.

SECTION 3.  CLOSING.

         Closing of the sale and the purchase of the Note shall occur on or before April 30, 1998.

SECTION 4.  CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Note to be purchased by you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the time of the Closing, of the following conditions:

         (a) Representations and Warranties Correct. The representations and warranties of the Company contained in Section 5 and otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall have been correct when made and shall be correct at and as of the time of the Closing.

         (b) Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no condition or event shall exist which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

         (c)  Closing   Certificate.   You  shall  have  received  an  Officers'
Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4(a) and 4(b) have been fulfilled.

         (d) Opinion of Company's Counsel. You shall have received from Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, counsel for the Company, an opinion, dated the date of the Closing, substantially in the form of Exhibit B attached hereto.

         (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in all material respects to you and your



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special  counsel,  and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request. You shall also be entitled to receive such certificates, opinions or other instruments as you may reasonably request for the purpose of verifying the accuracy of the representations and warranties of the Company contained herein or otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated hereby, but, as provided in Section 26, such representations and warranties shall survive any investigation made by you or on your behalf.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants that:

         (a) Organization, Standing, Etc., of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and to issue and sell the Note and to carry out the terms hereof and thereof. The sale of the Note and the compliance by the Company with the provisions of this Agreement and the Note have been authorized by proper corporate action duly taken. The Company is duly registered under the Bank Holding Company Act of 1956, as amended. Each Banking Subsidiary is an insured bank under the Federal Deposit Insurance Act, 12 U.S.C.A. 1811 et seq.

         (b) Subsidiaries. Exhibit C attached hereto correctly sets forth, as to each Subsidiary on the date hereof, its name, the jurisdiction of its incorporation or establishment and the percentage of each class of its outstanding capital stock (including directors' qualifying shares) or other ownership interest owned by the Company. Each such Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or establishment and has all requisite corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. All such capital stock or other ownership interest is validly issued and outstanding, fully paid and nonassessable (except pursuant to Federal or State banking laws to cover impairments of capital), and is owned by the Company as specified in Exhibit C attached hereto, in each case free of any mortgage, pledge, lien, security interest, charge, option or conditional sale or other title retention agreement and in each case in compliance with the Bank Holding Company Act of 1956, as amended. No Subsidiary is subject to any legal, contractual or regulatory limitation or restriction with respect to the payment of dividends or other distributions to the Company except for restrictions imposed upon the Subsidiaries pursuant to State and Federal statutes and regulations of general application to business and/or banking corporations and as described in the Disclosure Materials.



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         (c)  Qualification.  The  Company  and its  Subsidiaries  are each duly qualified or licensed and in good standing as foreign corporations or limited liability companies or other entities duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted or proposed to be conducted makes such qualifications or licensing necessary.

         (d) Disclosure, Etc. You have been furnished with the Company's Annual Report on Form 10-K and Annual Report to stockholders for the year ended December 31, 1997, the Company's Current Report on Form 8-K dated February 26, 1998, the Company's Current Report on Form 8-K/A dated February 26, 1998, the Company's proxy statement dated March 16, 1998, and the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission on April 3, 1998, as amended on April 16, 1998, (such items being collectively referred to as the "Disclosure Materials") which together set forth a correct summary of business conducted or proposed to be conducted by the Company and its Subsidiaries and which set forth certain financial and other information with respect to the Company and its Subsidiaries and their respective businesses, which information is complete and correct in all material respects. Neither this Agreement nor the Disclosure Materials nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which materially adversely affects, or in the future is reasonably likely to (so far as the Company can now foresee) materially adversely affect, the business, operations, affairs or condition (financial, business or otherwise) of the Company, or its Subsidiaries or any of their respective properties, which has not been set forth in this Agreement or in the Disclosure Materials or in the other documents, certificates or written statements furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby.

         (e) Financial Statements. The Company has furnished to you the financial statements of the Company and the consolidated financial statements of the Company and its Subsidiaries dated as of December 31, 1997. Such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise specified therein) and include the accounts as of the respective dates thereof of all Subsidiaries of the Company as of that date. The balance sheets included in such financial statements (together with the pertinent notes thereto) fairly present the financial condition of the corporations to which they purport to relate as at the respective dates indicated, and in each case reflect all known material liabilities, contingent or other, at such dates, and the statements of income, changes in stockholders' equity and changes in financial position included therein accurately present the results of the operations of the corporations to which they purport to relate for the respective periods indicated.




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         (f) Changes,  Etc. Since December 31, 1997,  except in connection  with the acquisition of The Rose Shanis Companies and other transactions described in the Disclosure Materials, (i) there has been no change in the assets, liabilities or financial condition of the Company and its Subsidiaries from that reflected in the consolidated balance sheet as at such date referred to in
Section 5(e), other than nonmaterial changes arising in the ordinary course of business, which changes have not been, either in any individual case or in the aggregate, materially adverse; (ii) neither the business, operations, affairs, or condition (financial, business or otherwise) of the Company and its Subsidiaries nor any of their respective properties has been materially adversely affected by any occurrence or development (whether or not insured against).

         (g) Tax Returns and Payments. The Company and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon their respective properties, assets, income and franchises, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in Section 19. The consolidated Federal income tax liability of the Company and its Subsidiaries has been finally determined and satisfied through the fiscal year ended December 31, 1995. Neither the Company nor any Subsidiary has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of its income tax liabilities. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal income taxes for all periods are adequate, and the Company knows of no material unpaid assessment for additional taxes or of any basis therefor. The provisions for taxes on the books of the Company and its Subsidiaries are, to the best knowledge and belief of the Company, adequate for all open years, and for its current fiscal period. The amount of the reserve for Federal income taxes reflected in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 is, to the best knowledge and belief of the Company, adequate provision for such Federal income taxes, if any, as may be payable by the Company and its Subsidiaries for the fiscal year ended December 31, 1997.

         (h) Indebtedness, Etc. Neither the Company nor any Subsidiary has any obligation, liability or commitment, direct or contingent, which is material on a consolidated basis and which is not reflected in the Disclosure Materials or the financial statements contained therein or which has arisen or been incurred since the date of the most recent financial statements contained in the Disclosure Materials except for such of the foregoing which are nonmaterial in nature and have been incurred in the ordinary course of business. Exhibit D attached hereto correctly describes all Funded Indebtedness of the Company and its Subsidiaries outstanding on March 31, 1998, and Exhibit E attached hereto correctly describes all mortgages, pledges, liens, security interests, charges, or encumbrances on properties of the Company and its Subsidiaries in effect on the date hereof.




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         (i) Title to Properties;  Liens. The Company and its Subsidiaries  have good and marketable title in fee simple (or its equivalent under applicable law) to all the real property, and good and marketable title to all personal property, each purports to own, in each case including the properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1997 which is contained in the Disclosure Materials, except as disclosed in the Disclosure Materials and except properties and assets disposed of since such date in the ordinary course of business. None of such properties or assets is or will be subject to any mortgage, pledge, lien, security interest, charge, or encumbrance except the mortgages and security interests referred to in Exhibit E attached hereto and except minor liens and encumbrances which in the aggregate are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries and have not arisen otherwise than in the ordinary course of business. The Company and its Subsidiaries enjoy quiet possession under all leases to which they are parties as lessees, and all such leases are valid, subsisting and in full force and effect. None of such leases contain any provision restricting incurrence of Indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current operations of the Company and its Subsidiaries.

         (j) Litigations, Etc. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, which questions the validity of this Agreement or the Note or any action taken or to be taken pursuant hereto or thereto. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition (financial, business or otherwise) of the Company or any of its Subsidiaries or their respective properties or assets or in any material liability on the part of the Company or any of its Subsidiaries.

         (k) Compliance with Other Instruments, Etc. The execution, delivery and performance of this Agreement and the Note will not (with or without the delivery of notice, passage of time or both) result in any violation of, or be in conflict with, or constitute a default under, or give rise to a right of termination or acceleration of obligations due under, any term of the charter or by-laws of the Company or the charter, by-laws or operating plan of any of its Subsidiaries, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or any of its Subsidiaries, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term. There is no such term which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition (financial, business or otherwise) of the Company and its Subsidiaries or any of their respective properties. Neither the Company nor any of its Subsidiaries is in violation of any term of its charter or by-laws, or operating plan, or of any material term of any agreement or instrument to which it is a party, or of any judgment, decree, order, statute, rule or governmental



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regulation  applicable  to it which  would  subject  the  Company  or any of its
Subsidiaries to any material liability, penalty or forfeiture. The Company and each of its Subsidiaries have obtained all licenses, permits, franchises or other governmental authorizations necessary for the conduct of its business.

         (l) Governmental Consent. Other than the filing of a proper Form D in accordance with Rule 503 of Regulation D and any consent, approval or filing required under any state securities or Blue Sky laws, neither the Company nor any of its Subsidiaries is required to obtain any order, consent, approval or authorization of, or presently required to make any declaration or filing with, any governmental authority in connection with the execution, delivery and performance of this Agreement, or the negotiation, offer, issue, sale, delivery, and performance of the Note pursuant hereto.

         (m) Investment Company Act Status. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (n) Patents, Trademarks, Etc. The Company and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, franchises, consents, authorizations and licenses, and rights with respect to the foregoing necessary for the conduct of their respective businesses as now conducted, without any known conflict with the rights of others, except as noted on Exhibit F.

         (o) Offer of Note. The offering, issuance and sale of the Note under this Agreement has complied with all applicable requirements of the federal securities laws, subject to and assuming compliance by you with all of your representations and covenants contained herein and the filing of a proper Form D in accordance with Rule 503 of Regulation D. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium of broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Note. Neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Note, or any part thereof, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than you. The Company further represents to you that, assuming the accuracy of your representations as set forth herein, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject



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the issue and sale of the Note to the  provisions of Section 5 of the Securities
Act. The Company has not sold the Note to anyone other than you.

         (p) Regulation G, Etc. As provided in Section 6, the proceeds of the sale of the Note will be used for the repayment of an existing line of credit and for general corporate purposes as permitted by law. None of the proceeds of the Note will be used, directly or indirectly, by the Company or any Subsidiary so as to cause the transactions contemplated hereby to violate Regulation G, Regulation T or Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Commissioner of Financial Regulation of the State of Maryland, or the Bank Holding Company Act of 1956, or the Securities Exchange Act of 1934, each as in effect now and as the same may be in effect at the time of the Closing.

         (q) Foreign Credit Restraints. Neither the sale of the Note nor the use directly or indirectly of all or any portion of the proceeds of the Note will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or by any authorized official, board, department, instrumentality or agency thereof relating to the control of foreign or overseas lending or investment.

         (r) Employee Retirement Income Security Act of 1974. Without in any way limiting the scope of Section 5(k), neither the Company nor any Subsidiary has incurred (i) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, or (ii) any material liability to the Pension Benefit Guaranty Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Company or any Subsidiary, nor has the Company or any Subsidiary had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code of 1986, as amended. To the Company's knowledge, after reasonable inquiry, no prohibited transaction within the meaning of said Section 4975 has occurred with respect to any employee benefit plan established or maintained by the Company or any of its Subsidiaries.

         (s) Brokers, Etc. The Company has dealt with no broker, finder, commission agent or other similar Person in connection with the offer or sale of the Note and the transactions contemplated by this Agreement and the Company is under no obligation to pay any broker's fee, finder's fee, or commission in connection with such transactions.

         (t) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Note, would constitute an Event of Default or with the lapse of time or giving of notice, or both, would become an Event of Default.

         (u) Compliance With Laws; Licenses. The conduct by the Company and its Subsidiaries of their respective businesses has not violated, and as presently conducted does not violate, any federal, state, local or foreign laws, rules, regulations or ordinances, or judgments, injunctions, writs, decrees, or orders of any governmental authority, nor has the Company or any of its Subsidiaries received any notice of any such violation which remains outstanding. The Company and its Subsidiaries possess all licenses, permits, consents, authorizations, registrations and approvals of, with or from governmental authorities which have jurisdiction over it or them ("Licenses"), and is in full compliance with the terms thereof. Consummation of the transactions contemplated hereby will not adversely affect any Licenses.

SECTION 6.  USE OF PROCEEDS.

         The Company will apply the net proceeds of the sale of the Note to the repayment of an existing line of credit issued to the Company's Subsidiary, Rose Shanis Loans, LLC, and guaranteed by the Company and for general corporate purposes as permitted by law. The Company will not, and will not permit any Subsidiary to, directly or indirectly, use any part of such proceeds (a) for any purpose which would cause this Agreement to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Commissioner of Financial Regulation of the State of Maryland, or the Bank Holding Company Act of 1956 or the Securities Exchange Act of 1934, each as in effect now or as the same may be in effect at the time of the Closing, or (b) for any other purpose which would violate any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or by any authorized official, board, department, instrumentality or agency thereof.

SECTION 7.  ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION.

         The Company will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently followed, and will set aside on its books all such proper reserves as shall be required by generally accepted accounting principles. The Company will mail to you by first class mail or otherwise deliver or cause to be delivered to you, so long as you or your Affiliate or nominee shall hold the Note or any portion thereof:

         (a) as soon as reasonably possible, and in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and the related consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company and its Subsidiaries for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and signed by a principal financial officer of the Company, provided that the Company shall not be required to furnish the financial statements or reports referred to in this Clause (a) so long as substantially similar financial statements or reports are being furnished pursuant to the penultimate paragraph of this Section 7;

         (b) as soon as reasonably possible, and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and the related consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company and its Subsidiaries for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion thereon of Stegman & Company or other independent public accountants of recognized national standing selected by the Company, which opinion shall be in a form generally recognized as unqualified (other than qualifications as to matters concerning litigation) and shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for such changes, if any, as shall be specified and approved by such accountants in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards relating to reporting, provided that the Company shall not be required to furnish the financial statements or reports referred to in this Clause (b) so long as substantially similar financial statements or reports are being furnished pursuant to the penultimate paragraph of this Section 7;

         (c) together with each delivery of financial statements pursuant to Clauses (a) and (b) above (or at the time of the delivery of substantially similar financial statements or reports pursuant to the penultimate paragraph of this Section 7, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Agreement and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Event of Default occurred during such period and at the date of such certificate there is no Event of Default that has occurred and is continuing or, if such signers do know of such Event of Default, the certificate shall describe the Event of Default and its status with particularity and what action the Company has taken or proposes to take with respect thereto, and specify the amounts available as at the end of the accounting period in question for Company Stock Payments in compliance with
Section 10, and showing in reasonable detail the calculation thereof, and demonstrating in reasonable detail compliance during such accounting period with
Section 10. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers'

Certificate shall also notify you should the Company elect to change the manner in which it fixes its fiscal year end;

         (d) so long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to you within 105 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Agreement and the Note as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Event of Default has come to their attention and if such an Event of Default has come to their attention, specifying the nature and period of existence thereof;

         (e) promptly upon receipt thereof, copies of any notice or order from any governmental authority (other than notices and orders which the Company or its Subsidiaries are prohibited by law from disclosing to others) which is specifically applicable to the Company or any Subsidiary (other than by applicability to bank holding companies or banks generally) and which could have a material adverse effect on the business of the Company or any Subsidiary;

         (f) forthwith upon any principal officer of the Company obtaining knowledge of, or receiving notice of any claim of or action taken with respect to, any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default
(including, without limitation, knowledge or notice that any claim by any creditor has been made that there exists or that any action has been taken by any creditor with respect to, any default referred to in Section 22(f) hereof), an Officers' Certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

         (g) with reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as from time to time may be reasonably requested, including, without limitation, unaudited (or where available, audited) consolidating balance sheets and related consolidating statements of income and changes in financial position of the Company and each of its Subsidiaries and any reports filed with the Federal Reserve Board or the Federal Deposit Insurance Corporation.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (i) within 15 days after each Required Filing

Date transmit by mail to you, without cost to you, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective purchaser of the Note. In any event, such annual reports will contain consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, and management's discussion and analysis of financial condition and results of operations and such quarterly reports will contain unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

                  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon your request, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to you or to a prospective purchaser of such Note designated by you, as the case may be, in order to permit compliance by such prospective purchaser with Rule 144A under the Securities Act, promptly upon their becoming available, copies (without duplication) of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and all annual, periodic or special reports or registration statements filed by the Company with the Securities and Exchange Commission, or copies of any comparable reports or statements filed by the Company with any governmental authority or authorities succeeding to any of the functions of such agency.

SECTION 8.  INSPECTION.

         The Company will permit any authorized representative designated by you, so long as you or your Affiliate or nominee shall hold the Note or any portion thereof, to inspect any of the properties of the Company or any of the Subsidiaries, including its and their books of account (and to make copies thereof and to take extracts therefrom), and to discuss its affairs, finances and accounts with its officers and independent accountants, at all such reasonable times and as often as may be reasonably requested; provided that records and reports which the Company or its Subsidiaries are prohibited by law from disclosing to others shall not be subject to such inspection until such time, if any, as such disclosure is no longer prohibited by law. Such inspection shall be for the information and benefit of the holder of the Note in appraising its investment in the Note and, unless otherwise publicly available, any information obtained thereby or otherwise pursuant thereto shall not be divulged to others except in connection with the enforcement of the rights of the holder of the Note in the event of a default hereunder or thereunder or in connection with any disposition or proposed disposition of the Note and except as may be required by law or by any authority having jurisdiction over any holder of the Note.

SECTION 9.A.  PREPAYMENT OF NOTES.

         (a) Except as provided in Section 9B, Section 22 or paragraph (b) below, the Note is not subject to prepayment in whole or in part.

         (b) Upon compliance with paragraph (c), the Company shall, at any time and from time to time, have the privilege of prepaying all or any portion of the outstanding Note (in units of $100,000 or integral multiples of $50,000 in excess thereof), at a redemption price equal to the principal amount of the Note to be prepaid together with accrued interest thereon to the date of prepayment, together with a premium equal to the Make-Whole Amount, determined as of five business days prior to the date of such prepayment pursuant to this Section 9A.

         (c) The Company will give you notice of the prepayment of the Note not less than 30 days nor more than 60 days before the date fixed for such prepayment, which notice shall specify (i) the date of such prepayment, (ii) the principal amount of the Note to be prepaid, and (iii) the accrued interest applicable to such Note. Notice of prepayment having been so given, the aggregate principal amount of Note specified in such notice, together with the accrued interest thereon and the premium, shall become due and payable on the prepayment date. Not less than three business days prior to the prepayment date specified in such notice, the Company shall provide you with written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

SECTION 9.B. CHANGE OF CONTROL.

         (a) In the event that the Company shall have at least 30 days advance notice of a Change of Control, then it shall promptly provide you with written notice of such proposed Change of Control (a "Section 9B(a) Notice") which
Section 9B(a) Notice shall include the information specified in Section 9B(c) and shall request your consent to such Change of Control. Concurrently with the closing of the transaction which results in or constitutes a Change of Control, the Company will prepay the Note should you fail to consent in writing to the request contained in the Section 9B(a) Notice within 20 days after receipt of such Section 9B(a) Notice, by payment of the principal amount thereof, plus accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined on the date five Business Days prior to the date of such prepayment. Not less than five days prior to the date of the closing of the proposed Change of Control, the Company will furnish you with a written confirmation of the closing date. No such prepayment with respect to a particular proposed Change of Control described in a Section 9B(a) Notice shall be made in the event that such Change of Control does not occur within 120 days of the date of the Section 9B(a) Notice relating to such proposed Change of Control upon terms substantially similar to those described in such Section 9B(a) Notice. The

Company shall give you additional notices and you shall have the rights of prepayment as contemplated in this Section 9B in the event of any Change of Control which occurs after 120 days after the initial notice with respect to such proposed Change of Control or which is pursuant to terms substantially different than the terms applicable to the proposed Change of Control previously described in the related Section 9B(a) Notice.

         (b) In the event the Company shall not have sufficient advance notice of a Change of Control (as contemplated in Section 9B(a)) and a Change of Control shall occur and the Company has not provided the Section 9B(a) Notice pursuant to and in accordance with Section 9B(a), the Company will, within five days after such Change of Control, give you notice of such event (a "Section 9B(b) Notice"), which shall include the information specified in Section 9B(c) and shall request your consent to such Change of Control. The Company will prepay the Note on the date designated in the Section 9B(b) Notice should you fail to consent in writing to the request contained in the Section 9B(b) Notice at least ten days prior to the date specified for prepayment, by payment of the principal amount thereof, plus accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined on the date five Business Days prior to the date of such prepayment.

         (c) The Section 9B(a) Notice and Section 9B(b) Notice required to be given by the Company pursuant to and in accordance with the provisions of Sections 9B(a) and (b), respectively, shall, in each case, be in writing and shall set forth, (i) a summary of the transaction or transactions constituting or proposed to constitute the Change of Control, (ii) such financial or other information as would be reasonably necessary for you to make an informed decision as to whether to require a prepayment of the Note, (iii) in the case of any Section 9B(b) Notice, the date set for prepayment, if any, of the Note which date shall not be less than 30 days or more than 45 days after the date of such notice, (iv) that a premium may be payable, (v) the date when such premium will be calculated and the estimated amount thereof (including a reasonably detailed computation thereof) and (vi) the accrued interest applicable to the prepayment. Not later than three Business Days prior to the related closing date specified in any such notice, should you elect to be prepaid, the Company shall provide you with written notice of the premium, if any, payable in connection with such prepayment and a reasonably detailed computation of the Make-Whole Amount.

         (d) As used herein, the term "Change of Control" shall mean and include
(i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (as such term is used in Section 13(d)(3) or the Exchange Act) (a "Group of Persons"), (ii) the merger or consolidation of the Company, with or into another corporation with the effect that the then existing shareholders of the Company beneficially own (within the meaning of Rule 13(d)(3) under the Exchange Act) securities representing less than 50% of the voting power of the surviving corporation of such merger or the corporation resulting from such consolidation and do not otherwise have the right or ability by contract or otherwise to elect a majority of the Board of Directors of such surviving corporation, (iii) the replacement of a majority of the Board of Directors of the Company from the directors who constituted such Board of Directors on the date hereof, and such replacement shall not have been approved by a majority of the Board of Directors of the Company then still in office who either were (x) members of the Board of Directors on the date hereof, or (y) whose election as a member of the Board of Directors was approved in the manner provided in this Clause (iii), or (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 30% or more of the voting power of the Company.

SECTION 10.  RESTRICTED PAYMENTS AND OTHER RESTRICTIONS

         (a) Subject to Section 10(b) hereof, the Company will not at any time, directly or indirectly, make any Restricted Payment, unless:

                  (i) the Capital Leverage Ratio shall be equal to or greater than the greater of (x) 6.25% or (y) 1.25 times the level constituting "well-capitalized" pursuant to 12 C.F.R. ss. 325.103(a)(1), as it may be amended, for the period of twelve consecutive months ending on the last day of the fiscal quarter of the Company which ends immediately prior to the fiscal quarter in which the Restricted Payment is made; and

                  (ii) at the time of such Restricted Payment, no Event of Default (or any event which after notice or lapse of time or both would constitute an Event of Default) has occurred and is continuing nor would any Event of Default (or any event which after notice or lapse of time or both would constitute an Event of Default) occur as a result of the Company making such Restricted Payment.

         (b) Notwithstanding Section 10(a) hereof, the Company may make the following Restricted Payments as permitted under Clauses (i) through (ii) of this Section 10(b); provided that at the time of such Restricted Payment pursuant to Clause (i) or (ii) hereof, no Event of Default (or any event which after notice or lapse of time or both would constitute an Event of Default) has occurred and is continuing nor would any Event of Default (or any event which after notice or lapse of time or both would constitute an Event of Default) occur as a result of the Company making such Restricted Payment.

                  (i) If the Capital Leverage Ratio shall be (x) less than the greater of (1) 6.25% or (2) 1.25 times the level constituting "well-capitalized" pursuant to 12 C.F.R. ss. 325.103(a)(1), as it may be amended, for the period of twelve consecutive months ending on the last day of the fiscal quarter of the Company which ends immediately prior to the fiscal quarter in which the Restricted Payment is made and (y) greater than the greater of (1) 5.0% or (2) the level constituting "well-capitalized" pursuant to 12 C.F.R. ss. 325.103(a)(1), as it may be amended, for the period of twelve consecutive months ending on the last day of the fiscal quarter of the Company which ends immediately prior to the fiscal quarter in which the Restricted Payment is made, the Company may declare, pay or make any Company Stock Dividend if, immediately after giving effect thereto, the aggregate amount of all sums and property involved in or set apart for all Company Stock Payments declared, paid or made during the two immediately preceding fiscal years of the Company and during the then current fiscal year to and including the date of such proposed action would not exceed 75% of Consolidated Net Income for the two immediately preceding fiscal years of the Company and for the then current fiscal year to the end of the last fiscal quarter preceding the date of such proposed action.

                  (ii) If the Capital Leverage Ratio shall be less than (x) 5.0% or (y) the level constituting well-capitalized pursuant to 12 C.F.R. ss. 325.103(a)(1), as it may be amended, for the period of twelve consecutive month ending on the last day of the fiscal quarter of the Company which ends immediately prior to the fiscal quarter in which the Restricted Payment is made, the Company may declare, pay or make any Company Stock Dividend if (x) the amount of such proposed Company Stock Dividend per share is not greater than the dividend per share paid during the immediately preceding fiscal quarter (adjusted for all stock dividends, stock splits and reorganizations); or (y) immediately after giving effect to such proposed Company Stock Dividend the aggregate amount of all sums and property involved in or set apart for all Company Stock Payments declared, paid or made during the two immediately preceding fiscal years of the Company and during the then current fiscal year to and including the date of such proposed action would not exceed 75% of Consolidated Net Income for the two immediately preceding fiscal years of the Company and for the then current fiscal year to the end of the last fiscal quarter preceding the date of such proposed action.

         (c) The Company will not declare any dividend (other than a dividend payable solely in shares of its own stock) on any shares of any class of its stock payable more than 60 days after the date of the declaration thereof. The Company will not declare or pay any dividend or make any other distribution on any shares of its stock of any class, consisting of stock or other securities of any Subsidiary.

         (d) Except as described in the Disclosure Materials with respect to the trust preferred securities, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (ii) make loans or advances to the Company or a Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any Subsidiary of the Company except customary non-assignment or sublease provisions of any agreement of the Company or its Subsidiaries.

         (e) Except as described in the Disclosure Materials with respect to the trust preferred securities, the Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company).

SECTION 11.  RESTRICTIONS ON FUNDED INDEBTEDNESS.

         The Company will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, provide funds in respect of or otherwise become or be or remain liable with respect to, any Funded Indebtedness other than:

              (i)           the Note;

              (ii)          Funded   Indebtedness   referred  to  in  Exhibit  D
                            attached hereto;

              (iii)         Indebtedness  secured by Liens permitted by Sections
                            12(e);

              (iv) additional Funded Indebtedness ranking on a parity with or subordinate to the Note if, immediately after giving effect to the incurrence of such additional Funded Indebtedness and the application of the proceeds thereof, Consolidated Funded Indebtedness shall not exceed 60% of the sum of Consolidated Funded Indebtedness and Consolidated Net Worth; and

              (v) additional Funded Indebtedness incurred in connection with the permitted business activities of the Company and its subsidiaries pursuant to Section 17 hereof, provided that (a) immediately after giving effect to the incurrence of such additional Funded Indebtedness, Funded Indebtedness incurred under this Clause (v) shall not exceed the lesser of 2% of the total assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis and on a basis consistent with that employed in preparing the financial statements contained in the Disclosure Materials and (b) immediately after giving effect to the incurrence of such additional Funded Indebtedness and the application of the proceeds thereof, Consolidated Funded Indebtedness shall not exceed 60% of the sum of Consolidated Funded Indebtedness and Consolidated Net Worth.

         Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 11 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

         Notwithstanding the foregoing, the Company will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, provide funds in respect of or otherwise become liable with respect to, any Funded Indebtedness, during the existence of an Event of Default (or any event which would constitute an Event of Default after notice or lapse of time or both) or if such action would cause an Event of Default (or any event which would constitute an Event of Default after notice or lapse of time or both).

SECTION 12.  MORTGAGES, LIENS, ETC.

         The Company will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume, or permit to continue in existence any mortgage, lien, charge or encumbrance on, or security interest in, or pledge or deposit of or conditional sale or other title retention agreement with respect to, any interest of the Company or any Subsidiary in any property or asset now owned or leased or hereafter acquired or leased by the Company or any Subsidiary (such mortgages, liens, charges, encumbrances, security interests, pledges, deposits, conditional sale or other title retention agreements being collectively referred to in this Section 12 as "Liens"), except:

         (a) Liens referred to in Exhibit E attached hereto, but not any renewal, extension or refunding thereof or of the Indebtedness secured thereby;

         (b) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that (i) such liens do not in the aggregate materially reduce the value of any properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning company's business and (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

         (c) Liens incurred or deposits made in the ordinary  course of business
(i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

         (d) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) execution and other enforcement is effectively stayed and (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

         (e) Liens on property acquired after the date of this Agreement to secure the payment of all or a portion of the property so acquired, provided that (i) the amount of Indebtedness secured by any such Lien shall not exceed the lesser of the cost of the property subject to such Lien or such property's fair market value at the date of its acquisition, and (ii) such Liens shall not encumber any assets or property other than the property so acquired and proceeds thereof and shall attach to such property within 60 days of the acquisition thereof, and (iii) the incurrence of the indebtedness secured by such Liens is permitted under Sections 11(iv) or (v) hereof; or

         (f) In addition to the Liens permitted under Clauses (a) through (e) of this Section 12, Liens securing Indebtedness that is not prohibited under
Section 11.

SECTION 13.  CONSOLIDATION AND MERGER.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

         (a) any Subsidiary may be consolidated with or merged into the Company if the Company is the surviving corporation, or any Wholly-Owned Subsidiary may be consolidated with or merged into another Wholly-Owned Subsidiary; and

         (b) subject to the provisions of Section 15, any corporation (other than a Subsidiary) may be consolidated with or merged into the Company, and any corporation (other than the Company or a Subsidiary) may be consolidated with or merged into a Subsidiary, if (i) the Company or a Subsidiary, as the case may be, is the surviving corporation, (ii) immediately after giving effect to such transaction (A) a Company Stock Payment, if paid or made in connection with such consolidation or merger, would be in compliance with Section 10, and (B) no condition or event shall exist which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default and
(iii) in the case of a merger or consolidation involving a Subsidiary, the Company shall retain at least the same proportionate share of the Common Stock of the Subsidiary following such merger or consolidation as it had immediately prior thereto.

SECTION 14.  SALE OF ASSETS.

         Except as described in the Disclosure Materials with respect to the proposed sale of certain branches by the Bank of Maryland, the Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease, abandon or otherwise dispose of all or any substantial portion of its property and assets other than in the ordinary course of business, except that any Subsidiary may at any time sell or otherwise dispose of any of its property and assets to the Company or a Wholly-Owned Subsidiary. For purposes of this Section 14, a sale, lease or other disposition of property or assets shall be deemed to be substantial if the property and assets to be disposed of, when added to all other property or assets disposed of (other than such property and assets sold, leased or otherwise disposed of in the ordinary course of business) either (i) in any one fiscal year has an aggregate book value in excess of 15% of Average Total Assets determined as of the end of the immediately preceding fiscal year or (ii) from and after the Closing, has an aggregate book value in excess of $250,000,000.

SECTION 15.  SECURITIES OF SUBSIDIARIES.

         Except for a pledge, encumbrance or assignment to secure Indebtedness not restricted by Section 11 or Section 12 hereof, the Company will not (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares or other securities (or options or warrants to acquire shares or other securities of) of any Significant Subsidiary except to qualify directors if required by applicable law, or (b) permit any Significant Subsidiary directly or indirectly to issue or sell any shares (or options to acquire shares) except to the Company or a Wholly-Owned Subsidiary or to qualify directors if required by applicable law.

SECTION 16.  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any holder of 5% or more of any class of shares of the Company, or with any Affiliate of the Company (other than a Subsidiary), on terms that are less favorable to the Company than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

SECTION 17.  PRESERVATION OF CORPORATE EXISTENCE, COMPLIANCE WITH
LAWS, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence, rights and franchises and those of each of its Banking Subsidiaries except as otherwise specifically permitted by Sections 13 and 14, and its registration under the Bank Holding Company Act of 1956, as amended, or any similar Federal statute in effect from time to time, and will at all times substantially comply with the provisions of that Act and any regulations issued thereunder. The Company will cause each of its Banking Subsidiaries to be an insured bank under the Federal Deposit Insurance Act, as amended, or any similar Federal statute in effect from time to time, and will at all times cause such Banking Subsidiaries to substantially comply with the provisions of that Act and any regulations issued thereunder. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any businesses other than the businesses permitted to be conducted by banking institutions and their subsidiaries pursuant to the Financial Institutions Article of the Annotated Code of Maryland, or any similar Federal or State statute in effect from time to time, and by bank holding companies and their non-bank affiliates under the Bank Holding Company Act of 1956, as amended, or any similar Federal statute in effect from time to time. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such that noncompliance with which would not have a material adverse effect on the business, operations, affairs or condition, (financial, business or otherwise) financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 18.  MAINTENANCE OF PROPERTIES; INSURANCE.

         The Company will, insofar as it is not prevented by causes beyond its control, maintain or cause to be maintained in good repair, working order and condition all properties used on or useful to the business of the Company and its Subsidiaries and from time to time will, insofar as it is not prevented by causes beyond its control, make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by other corporations of established reputation engaged in the same or a similar business and similarly situated, in such types and amounts as are customarily carried under similar circumstances by such other corporations.

SECTION 19.  PAYMENT OF TAXES, ETC.

         The Company will, and will cause each of its Subsidiaries to, pay or cause to be paid all taxes, assessments or other governmental charges levied upon any of their respective properties or assets or in respect of their respective franchises, businesses, income or profits before the same become delinquent, except that no such charge need be paid if being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, (i) if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor and (ii) if the Company's or such Subsidiary's right to use its property is not materially adversely affected thereby. The Company will and will cause each Subsidiary to, satisfy, or cause to be satisfied, the minimum annual funding standard, within the meaning of the Employee Retirement Income Security Act of 1974, for any employee benefit plan established or maintained by the Company or such Subsidiary which is subject to such Act and the Company will not permit any tax or penalty to be incurred by it or such Subsidiary as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, or of any regulation issued thereunder.

SECTION 20.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain an office or agency in Carroll County, Maryland, where payments of principal and interest on the Note shall be made and where books for the registration and transfer of the Note shall be kept. The principal office of the Company in such County and State shall be such office or agency unless the Company, by written notice to you, shall designate the principal office of a bank or trust company in such County and State as such office of agency, in which case the principal office of such bank or trust company shall thereafter be such office or agency.

SECTION 21.  EXCHANGE AND REPLACEMENT OF NOTES.

         Upon presentment of the Note for registration of transfer at the office or agency maintained by the Company pursuant to Section 21, or upon surrender of the Note for exchange at such office of agency, the Company, upon request, will execute and deliver at its expense (except as provided below) a new Note or Notes of the same series, in denominations of at least $100,000 and integral multiples thereof, in an aggregate principal amount equal to the outstanding principal amount of the surrendered Note. Each new Note shall be registered in your name. Each new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer other than transfers in connection with Section 9A or 9B. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and

         (a) in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to it (provided that if you or your nominee is the holder the Note, your agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation of the Note, the Company at its expense will execute and deliver a new Note, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of the lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

SECTION 22.  EVENTS OF DEFAULT; ACCELERATION.

         If any of the following events ("Events of Default") shall occur:

         (a) if the Company shall default in the payment of any principal of the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) if the Company shall default in the payment of any interest on the Note for more than 5 days after the same becomes due and payable; or

         (c) if the Company shall default in the performance of or compliance with any term contained in Sections 10 to 17, inclusive; or

         (d) if the Company shall default in the performance of or compliance with any term contained herein other than those referred to above in this
Section 22 and such default shall not have been remedied within 30 days after the earlier of (i) any principal officer of the Company obtaining knowledge thereof or (ii) written notice thereof having been given to the Company by any holder of the Note, but if such default cannot reasonably be remedied within such 30-day period but can be remedied within 60 days thereafter, it shall not constitute an Event of Default hereunder if the Company shall commence to remedy such default within such 30-day period and shall diligently continue until such default is remedied; or

         (e) if any representation or warranty made in writing by or on behalf of the Company herein or pursuant hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

         (f) if the Company or any Subsidiary shall default (as principal or guarantor or other surety or otherwise) in the payment of any principal of or premium, if any, or interest on any indebtedness in respect of borrowed money or any capital lease obligation having an aggregate principal amount of not less than $1,000,000 and such default shall continue for more than the period of grace, if any, applicable thereto, or if the Company or any Subsidiary shall default in the performance of or compliance with any term of any evidence of such indebtedness or obligation or of any mortgage, indenture or other agreement relating thereto having an aggregate principal amount of not less than $1,000,000, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

         (g) if the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Company or such Subsidiary or any substantial part of its property, or shall commence a case or have an order to relief entered against it under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if the Company or any Significant Subsidiary or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company or such Significant Subsidiary; or

         (h) if, within 60 days after the commencement against the Company or any Subsidiary of a case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 60 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Company or such Subsidiary or any substantial part of its property, such appointment shall not have been vacated; or

         (i) if a final judgment which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against the Company or any Subsidiary and if, within 60 days after the entry thereof, such judgment shall not have been discharged, execution thereof stayed pending appeal, or if said judgment shall not have been bonded pursuant to an order of court within 60 days after the expiration of any such stay, such judgment shall not have been discharged; or

         (j) if any Banking Subsidiary shall become insolvent, or any receiver, conservator, liquidating agent or governmental authority shall be appointed for or take possession or charge of such Banking Subsidiary or all or substantially all of its assets, or such Banking Subsidiary shall suspend payment of its obligations;

then (i) upon the occurrence of any Event of Default (other than an Event of Default specified in Clause (h) or (j) above ), you, at your option, may (unless all defaults shall have theretofore been remedied), by written notice or notices to the Company, declare all amounts outstanding under the Note to be due and payable, whereupon the same shall forthwith mature and become due and payable in an amount equal to the principal balance of the Note together with interest accrued thereon, plus a Make-Whole Amount, (collectively the "Default Amount"), without presentment, demand, protest or notice, all of which are hereby waived. If an Event of Default specified in Clause (h) or (j) above occurs and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on your part. At any time after the principal of the Note has been declared due and payable and before any judgment with respect thereto has been entered, such declaration and its consequences may be rescinded and annulled with the consent of the holders of a majority of the outstanding principal amount of the Note by the filing with the Company of a written instrument or instruments to such effect; provided, however, that no such rescission or annulment will be permitted unless all arrears of interest and all other sums payable under the Note and under this Agreement (other than amounts due by reason of acceleration) shall have been duly paid; provided, further, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

SECTION 23.  ADDITIONAL REMEDIES ON DEFAULTS, ETC.

         In case any one or more Events of Default shall occur and be continuing, you shall have the right at your option, in addition to the remedies described in Section 22, to proceed to protect and enforce your rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law and the Company will pay such further amount as shall be sufficient to cover the cost and expenses of collection, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on your part in exercising any right shall operate as a waiver thereof or otherwise prejudice your rights. No rights or remedy conferred hereby or by the Note upon you shall be exclusive of any other right or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 24.  DEFINITIONS.

         As used herein the following terms have the following respective meanings:

         "Affiliate": as applied to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any member, director, officer or employee of such Person, any corporation, association, firm or other entity of which such Person is a member, director, officer or employee, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

          "Average Total Assets": average daily total assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis and on a basis consistent with that employed in the preparation of the financial statements contained in the Disclosure Materials.

          "Banking Subsidiary": any Subsidiary which is a "bank" as that term is defined in the Bank Holding Company Act of 1956, as amended.

          "Capital Leverage Ratio": the ratio (expressed as a percentage) of the Company's Tier 1 Capital to quarterly average assets less quarterly average assets disallowed for regulatory capital purposes.

         "Closing":  the meaning specified in Section 3.

         "Common Stock":  any class of capital stock other than Preferred Stock.

          "Company Stock Dividend": any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of the Company's Common Stock.

         "Company Stock Payment": any Company Stock Dividend or Company Stock Repurchase.

         "Company Stock Repurchase": any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock, except to the extent that the consideration for any such redemption, retirement, purchase or acquisition consists of shares of the Company's Common Stock and except to the extent that the aggregate amount of all sums and property involved in or set apart for all such redemptions, retirements, purchases or acquisitions subsequent to the date hereof does not exceed the aggregate net cash proceeds received by the Company from sales subsequent to the date hereof of shares of any class of stock of the Company.

          "Consolidated Funded Indebtedness": Funded Indebtedness of the Company
and  its  Subsidiaries,   determined  in  accordance  with  generally   accepted
accounting principles on a consolidated basis.

         "Consolidated Net Income": the net income (or loss) from operations and security transactions of the Company and its Subsidiaries for the period in question (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for loan losses and deferred income taxes) and all other property deductions, all determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all inter-company items, provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a

Subsidiary or is acquired in any manner (whether by consolidation, merger, purchase or otherwise) by the Company or a Subsidiary, and (b) any write-up of any asset.

          "Consolidated Net Worth": stockholders' equity of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles, on a consolidated basis and on a basis consistent with that employed in preparing the financial statements contained in the Disclosure Materials.

         "Disclosure Materials":  the meaning specified in Section 5(d).

         "Event of Default":  the meaning specified in Section 22.

         "Funded Indebtedness": all Indebtedness which matures by its terms twelve months or more from the date of the creation thereof and all Indebtedness which is directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to such Indebtedness, to a date twelve months or more from the date of the creation thereof; provided that, for the purposes of this definition, Funded Indebtedness shall not be deemed to include:

                  (a) Indebtedness of any Banking Subsidiary incurred in the normal course of its business in respect of: (i) obligations to its depositors or customers, (ii) repurchase agreements and reverse repurchase agreements relating to investment grade securities, in each case maturing not more than one (1) year from the date of acquisition;
         (iii) obligations under bankers' acceptances, letters of credit or equivalent instruments, (iv) obligations to any other bank in connection with transactions in respect of Federal funds, or (v) obligations to a Federal Home Loan Bank;

                    (b)   Indebtedness  of  the  Company  to  its   Wholly-Owned
          Subsidiaries or Indebtedness of any Wholly-Owned Subsidiary to the Company or to any other Wholly-Owned Subsidiary;

                  (c) Indebtedness of any Subsidiary incurred in respect of property acquired by it in the ordinary course of business for lease to any other Person, provided that (i) liens securing such Indebtedness shall be confined to the property purchased by the proceeds thereof and the proceeds of such property and (ii) holders of such Indebtedness shall have no recourse to other property or assets of the Company or its Subsidiaries to satisfy such Indebtedness;

                  (d) Indebtedness of the Company or its Subsidiaries to the Student Loan Marketing Association incurred in accordance with part B of Title V of the Higher Education Act of 1965, as amended (the "Student Loan Act"), provided that the proceeds of such Indebtedness shall have been used only for the purpose of making or purchasing loans pursuant to the terms of the Student Loan Act; or

                  (e) Indebtedness of the Company or its Subsidiaries to any Federal Intermediate Credit Bank pursuant to the terms of the Farm Credit Act, as amended (the "Farm Credit Act"), provided that the proceeds of such Indebtedness shall be used only for the purpose of making or purchasing agricultural loans pursuant to the terms of the Farm Credit Act.

         "Indebtedness": as applied to any Person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letter of credit (including purchase money obligations but excluding undrawn documentary letters of credit for trade payables arising in the ordinary course of business), or (C) for the payment of money relating to a capitalized lease obligation (within the meaning of generally accepted accounting principles) or other obligation relating to the deferred purchase price of property (other than trade payables or accrued liabilities arising in the ordinary course of business); (ii) any liability of others of the kind described in the preceding Clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the fair value of such property or asset or the amount of the obligation so secured); and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

         "Investment": with respect to any Person, any direct or indirect advance, loan or other extension of credit to (including any guarantee of a loan or other extension of credit) or investment in, capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or purchase of capital stock, bonds, notes, debentures or other securities issued by, any other person.

         "Lien":  the meaning specified in Section 12.

         "Make-Whole Amount": in connection with any prepayment or acceleration of the Note, the excess, if any, of (i) the aggregate present value as of the date of such prepayment or acceleration of each dollar of principal being prepaid or accelerated and the amount of interest (exclusive of interest accrued to the date of prepayment or acceleration) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Note being prepaid or accelerated. If the Reinvestment Rate is equal to or higher than the interest rate of the Note being prepaid or accelerated, the Make-Whole Amount shall be zero.

         "Note":  the meaning specified in Section 1.

          "Officers' Certificate": a certificate executed on behalf of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

          "Person": a corporation, an association, a partnership, a joint venture, a joint stock company, a trust, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Preferred Stock": any class of capital stock having a preferred right over any other class of capital stock of the same issuer to receive a preferred dividend on a cumulative basis or to receive a fixed distribution upon liquidation.

         "Reinvestment Rate": .50% plus the arithmetic mean of the two yields under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of the Note being prepaid. If no maturity exactly corresponds to such remaining term, yields for the published maturity next longer than the remaining term and for the published maturity next shorter than the remaining term shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Restricted Payment": any of the following: (i) the declaration or payment of any dividend or any other distribution on Common Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Common Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Common Stock or in options, warrants or other rights to purchase Common Stock and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the company), (ii) the purchase, redemption or other acquisition or retirement for value of any Common Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Note (other than Indebtedness of the Company acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) the making of any Investment.

         "Significant  Subsidiary":  (i) Carroll  County Bank and Trust Company,
(ii) Bank of Maryland, and (iii) any other Subsidiary having average total assets, determined in accordance with generally accepted accounting principles on a basis consistent with that employed in the preparation of the financial statements referred to in Section 5(e), in an amount not less than 15% of Average Total Assets, provided, however, that in calculating the ratio with respect to any Subsidiary other than Carroll County Bank and Trust Company and Bank of Maryland pursuant to (iii), the assets of such other Subsidiary shall not be included in the denominator.

         "Statistical Release": the then most recently published statistical release designated "H.15(510)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be delegated by the holder of the Note.

         "Subsidiary": (a) each of the entities listed as Subsidiaries in Exhibit C attached hereto; (b) any other corporation or entity which is a "bank" as that term is defined in the Bank Holding Company Act of 1956, as amended, or other financial institution, of which more than 50% of the outstanding Voting Stock (other than directors' qualifying shares) is at the time owned by the Company or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries; and (c) any other entity which is at the time included as a subsidiary or affiliate in the consolidated financial statements of the Company in accordance with generally accepted accounting principles.

         "Voting Stock": stock of a class having ordinary voting power to elect a majority of the board of directors of the corporation in question, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency.

          "Wholly-Owned": as applied to any Subsidiary, a Subsidiary all of the outstanding ownership interests or shares (other than directors' qualifying shares) of every class of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

SECTION 25.  EXPENSES, ETC.

         Whether or not the transactions contemplated hereby shall be consummated, the Company will pay (a) all the costs and expenses of the preparation of this Agreement, of the preparation and issue of the Note, of any taxes (including any penalties and interest) payable on the Note (the Company hereby agreeing to indemnify you in respect thereof, such agreement to survive payment of the Notes), of furnishing all opinions by counsel for the Company (including any opinions requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company and of the Company's performance of and compliance with all agreements and conditions herein on its part to be performed or complied with;
(b) the cost of  delivering  to your special  address for payments  specified in
Schedule I hereto, insured to your satisfaction, the Note purchased by you at the Closing and any Note delivered to you upon any exchange or delivery pursuant to Section 21; (c) all reasonable out-of-pocket expenses incurred by you in connection with the transactions contemplated by this Agreement and any proposed or actual amendments or waivers hereunder and any proposed or actual work-out or restructuring of the Notes or this Agreement, including, for purposes of this Clause (c), the reasonable fees and expenses of your counsel. The Company will also pay any broker's fee, finder's fee or commission payable in connection herewith by reason of any action taken by the Company and agrees to indemnify and hold you harmless against any claim for any such fee or commission.

SECTION 26.  SURVIVAL OF AGREEMENTS, ETC.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, and the sale and purchase of the Note and payment therefor and any sale or other disposition of the Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company hereunder, as well as of the individual making the same.

SECTION 27.  AMENDMENTS AND WAIVERS.

         Any term of this Agreement or of the Note may be amended and the observance of any term of this Agreement or of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least 50% of the then outstanding principal amount of the Note and that of the Company. Any amendment or waiver effected in accordance with this Section 27 shall be binding upon you, any future holder of the Note and the Company.

SECTION 28.  PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Note for your own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof, provided that the disposition thereof shall at all times be within your control. You further represent and warrant that no part of the funds to be used by you to purchase the Note constitutes assets allocated to any separate account (as such term is defined in Section 3 of ERISA) maintained by you. You will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Note (each such action, a "Transfer") unless such Transfer is pursuant to an available exemption from the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"), and such Transfer is otherwise in compliance with all applicable state or foreign securities laws. You acknowledge that (a) neither the offer nor sale of the Note have been registered under the Act or any state or foreign securities laws; (b) the Note is a "restricted security" under the Act; (c) except pursuant to an available exemption from the registration provisions of the Act and the applicable state or foreign securities laws, you may be required to hold the Note indefinitely and to bear the economic risk of the investment in the Note unless the offer and sale of such Note is subsequently registered under the Act or an exemption from such registration thereafter becomes available and all applicable state or foreign securities laws are complied with; and (d) it is not anticipated that there will be any public market for the Note in the foreseeable future. You represent that you are a "qualified institutional buyer," as defined in the Act.

SECTION 29.  PAYMENTS ON NOTES; NOTICE OF SALE, ETC.

         So long as you or your nominee shall hold any Note, and notwithstanding anything contained herein or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest as specified in
Schedule I hereto or at such other address as you may designate for such purpose from time to time by written notice to the Company, without presentation of such Note or making any notation thereon. Prior to any sale or other disposition of any Note held by you or your nominee, you will endorse thereon (or on a paper annexed thereto) the amount of principal paid or prepaid thereon and the last date to which interest has been paid thereof.

SECTION 30.  NOTICES, ETC.

         All notices hereunder shall be in writing and shall be mailed by registered mail, return receipt requested, addressed (a) if to you or your nominee as holder of any Note, at:

                                   TUNA & CO.
                          c/o State Street Bank & Trust
                                  P.O. Box 5756
                                Boston, MA 02206

or at such other address as you shall have furnished to the Company in writing, or (b) if to any other holder of any Note, at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Note who has so furnished an address to the

Company, or (c) if to the Company, at its address as set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to you and each other holder of any Note in writing.

SECTION 31.  REPRODUCTION OF DOCUMENTS.

         This Agreement and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by you at the Closing (except the Note), and (c) financial statements, certificates and other information previously or subsequently furnished to you, may be reproduced by you by any complete and legible photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

SECTION 32.  MISCELLANEOUS.

         This Agreement and the Note shall be construed and enforced in accordance with and governed by the laws of the State of Maryland. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and in particular, shall inure to the benefit of and be enforceable by you or any subsequent holder or holders of the Note. Except as stated in Section 26, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WITNESS:                  MASON-DIXON BANCSHARES, INC.


/s/ Vivian A. Davis       By: /s/ Mark A. Keidel (SEAL)

                              Mark A. Keidel (Name)
                              Vice President and Chief Financial Officer (Title)


                       [SIGNATURES CONTINUED ON NEXT PAGE]

WITNESS:                       T. ROWE PRICE NEW INCOME FUND, INC.


/s/ Patrick S. Cassidy         By: /s/ Robert M. Rubino (SEAL)

                               Robert M. Rubino (Name)
                               Vice President (Title)

                                    EXHIBIT A

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY.

                          MASON-DIXON BANCSHARES, INC.

                      7.48 % Senior Note due April 23, 2008
                           Issue Date: April 23, 1998

No. R-1                                          Principal Amount:  $20,000,000

         MASON-DIXON BANCSHARES, INC., a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of:

                                ***Tuna & Co.***

(the "Holder"), the principal sum of: TWENTY MILLION DOLLARS (the "Principal Amount") on April 23, 2008, and to pay interest thereon at the rate of Seven and 48/100 percent (7.48 %) per annum, and, upon an Event of Default (as defined in the Indenture), at a rate of 8.98 %, and to pay any premium due under the terms of the Indenture. Interest on this Note will accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The Company will pay accrued interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998 (each, a "Payment Date"), to holders of record on the June 1 and December 1 (the "Record Date") immediately preceding such Payment Date.

         All payments or prepayments of principal and interest (and premium, if any) and other sums due pursuant to this Note shall be made in lawful money of the United States of America, with interest and principal payments to be made by wire transfer of immediately available funds to such account as shown on
Schedule I of the Indenture or as shall have previously been designated to the Company in writing not later than two (2) Business Days (as defined below) prior to the date on which such payment becomes due.

         If the due date of any payment under this Note would otherwise fall on a day which is not a Business Day, such date will be extended to the immediately succeeding Business Day and interest shall be payable at the rate set forth herein for the period of the extension. The term

"Business Day" shall mean any day on which commercial banks in the State of Maryland are not authorized or required to close.

         The payment of the Principal Amount of this Note will be payable only upon surrender of this Note to the Company at its principal office or agency of the Company maintained for such purpose.

         This Note is governed by the Indenture of even date herewith between the Company and T. Rowe Price New Income Fund, Inc.. (the "Indenture") and reference is made to the Indenture for further terms, covenants and conditions governing the terms and conditions for the payment of the Principal Amount of and interest on this Note. The Holder, by accepting this Note, agrees to and shall be bound by the provisions of the Indenture. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         The registered holder of this Note may be treated as the owner hereof for all purposes. This Note is valid only when executed by a duly authorized officer of the Company and attested to by its Corporate Secretary or Assistant Secretary.

         This Note shall be governed by the laws of the State of Maryland, and, where applicable, the laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its Corporate Seal.

ATTEST:                               MASON-DIXON BANCSHARES, INC.


_______________________________       By:_____________________________________
                                         (Name and Title)

                                    EXHIBIT B

                          OPINION OF GORDON, FEINBLATT



                                 April 23, 1998



T. Rowe Price New Income Fund, Inc.
100 East Pratt Street
Baltimore, Maryland  21202

              Re: $20,000,000 Senior Note issued by Mason-Dixon Bancshares, Inc. (the "Loan")

Ladies and Gentlemen:

                  We have acted as counsel to Mason-Dixon Bancshares, Inc. (the "Borrower") in connection with the above-referenced loan. We are furnishing this opinion to you pursuant to Section 4d of that certain Indenture dated April ___, 1998 (the "Indenture"), by and between the Borrower and T. Rowe Price New Income Fund, Inc. (the "Purchaser"). Capitalized terms used herein and not defined shall have the meanings given to such terms in the Indenture.

                  In rendering this opinion we have examined, among other things, executed originals or copies certified to our satisfaction of the following documents (hereinafter called the "Loan Documents"):

                  a.       the Indenture;

                  b. the Note of even date herewith from the Borrower made payable to the Purchaser.

         We have also examined the following documents and agreements:

                  a. the Articles of Incorporation and Bylaws of the Borrower, as well as directors' resolutions, evidence of good standing and such other certificates and consents of the officers or representatives of the Borrower (collectively, the "Organizational Documents");

                  b. the certificate of Borrower, a copy of which is attached hereto as Exhibit A (the "Certificate"); and

                  c. such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

                  In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Borrower in matters with respect to which we have been engaged by the Borrower as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate in all material respects or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate in all material respects and complete. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who we reasonably believe have knowledge of the affairs of the Borrower.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                  a. each of the parties to the Loan Documents (other than the Borrower) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Loan to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                  b. each person executing any such instrument, document or agreement on behalf of any such party (other than the Borrower) is duly authorized to do so;

                  c. each natural person executing any such instrument, document or agreement is legally competent to do so;

                  d. there are no oral or written modifications of or amendments to the Loan Documents, and there has been no waiver of any of the provisions of the Loan Documents, by actions or conduct of the parties or otherwise;

                  e. all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents (other than the Borrower) submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland.

                  2. The Borrower has the requisite power and authority to own its current properties and conduct its business as now conducted, to borrow the proceeds of the Loan and to execute and perform its obligations under the Loan Documents.

                  3. The Loan Documents have been duly authorized by the Borrower.

                  4. The Loan Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the following:

                    i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and

                    ii) the exercise of judicial discretion in accordance with general principles of equity and by concepts of materiality, unconscionability, reasonableness, good faith and fair dealing.

                  5. The execution and delivery of, and the performance of the obligations under, the Loan Documents (i) will not conflict with the Borrower's charter or bylaws, and (ii) to our knowledge, will not cause a violation, breach or default under any other agreement or document to which the Borrower is a party, and (iii) to our knowledge, will not conflict with or result in the breach of any court decree or order of any governmental body binding on the Borrower, or any statute, law, regulation or rule applicable to the Borrower, so as to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Borrower.


                  6. Based upon the Certificate and our knowledge, other than the filing of a proper Form D in accordance with Rule 503 of Regulation D and any consent, approval or filing required under any state securities or Blue Sky laws, the Borrower has taken all actions, and obtained all consents, approvals, authorizations, and made all filings with all governmental authorities which are required for the execution and delivery of the Loan Documents.

                  7. To our knowledge, and otherwise as based solely upon the Certificate, there is no litigation, arbitration, or mediation pending before any court, arbitrator, mediator, or administrative body, or threatened, against the Borrower, or any of its properties, challenging the enforceability of the Loan Documents.

                  8. Assuming that a proper Form D is filed in accordance with Rule 503 of Regulation D and that the representations of the Purchaser in the Indenture are true and correct (which fact will not be independently verified by us), the offering, issuance and sale of the Note has complied with all applicable requirements of the Securities Act of 1933.

                  The opinions set forth above are subject to the following additional qualifications:




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                  We express no opinion  with respect to the  enforceability  of
(i) any self-help and nonjudicial remedies provided or reserved to the Purchaser in the Loan Documents; (ii) any provisions of the Loan Documents which could be construed to restrict the transferability of interests in Borrower; (iii) any provisions of the Loan Documents imposing penalties, forfeitures, higher rates of interest and/or late payments in the event of a default or upon a delinquency in payment; (iv) any provisions of the Loan Documents restricting (or, in the case of remedies, purporting to assure) the availability of legal or equitable remedies or defenses; (v) any provisions of the Loan Documents purporting to establish evidentiary standards; (vi) any provisions of the Loan Documents purporting to waive any rights of Borrower; (vii) any provisions of the Loan Documents relating to delay or omission of enforcement of remedies; (viii) any provisions of the Loan Documents relating to the appointment of a receiver; (ix) any provisions of the Loan Documents regarding severability; or (x) any provisions of the Loan Documents purporting to waive unmatured rights.

                  The foregoing opinions are limited to the laws of the State of Maryland and the laws of the United States and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions set forth in this letter are limited to the matter set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                  This opinion is being furnished to the Purchaser and its counsel, solely for the Purchaser's benefit in connection with the transactions contemplated by the Loan Documents.

                  This letter is to be interpreted in accordance with the Report of the Special Joint Committee on Lawyers' Opinions in Commercial Transactions of the Maryland State Bar Association, Inc. and The Bar Association of Baltimore City dated January 18, 1989.


                           Very truly yours,

                           GORDON, FEINBLATT, ROTHMAN,
                           HOFFBERGER & HOLLANDER, LLC



                           By: __________________________________________
                               Carla Stone Witzel






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                                    EXHIBIT C

                                  SUBSIDIARIES

Carroll County Bank and Trust Company, MD, 100%

Bank of Maryland, MD, 100% owned by Mason-Dixon Merger Sub, Inc.

Mason-Dixon Merger Sub, Inc., MD, 100%

Carrollco Insurance, Inc., MD, 100% owned by Carroll County Bank

Skylight Investment Corporation, DEL, 100% owned by Carroll County Bank

Rose Shanis Loans, LLC, MD, 100%

Bay Insurance, LLC, MD, 100%

Mason-Dixon Capital Trust, DEL, common stock 100% owned by the Company, preferred stock owned by investors

Concurrently with issuance of the Note, Mason-Dixon Capital Trust, DEL, common stock 100% owned by the Company, preferred stock owned by investors, is in the process of formation





                                     - 42 -

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                                    EXHIBIT D

                               FUNDED INDEBTEDNESS

Mason-Dixon  Capital  Trust:   $20,000,000  in  Junior  Subordinated  Deferrable
Interest Debentures issued by the Company in connection with the issuance by Mason-Dixon Capital Trust of preferred securities.

Loan from NationsBank, N.A., et al to Rose Shanis Loans, LLC, Guaranteed by the Company, in the principal amount of $38,000,000 dated February 11, 1998

Concurrently with issuance of the Note, Mason-Dixon Capital Trust II is in the process of formation. $20,000,000 in Junior Subordinated Deferrable Interest Debentures will be issued by the Company in connection with the issuance by Mason-Dixon Capital Trust II of preferred securities.





                                     - 43 -

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                                    EXHIBIT E

                                      LIENS

Blanket security interest in all assets of Rose Shanis Loans, LLC, securing loan from NationsBank, N.A., et al, to Rose Shanis Loans, LLC, Guaranteed by the Company, in the principal amount of $38,000,000 dated February 11, 1998



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                                    EXHIBIT F

                               TRADEMARK CONFLICTS

Certain activities of Carroll County Bank and Trust Company and Bank of Maryland are conducted under trade names using "Mason-Dixon" as part of the trade name. Other entities have used "Mason- Dixon" in connection with financial services prior in time to the use by Carroll County Bank and Trust Company and Bank of Maryland. Carroll County Bank and Trust Company is in negotiations with these entities to purchase the rights in these trade names.




                                     - 45 -

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